Exhibit 10.1
ASSUMPTION OF SELLING AGENT AGREEMENT

This ASSUMPTION OF SELLING AGENT AGREEMENT, dated as of February 29, 2008 (this “Agreement”), is by and between the Tennessee Valley Authority, a wholly-owned corporate agency and instrumentality of the United States of America (“TVA”), and Incapital LLC, a Illinois limited liability company (“Incapital”).

WHEREAS, TVA entered into a selling agent agreement relating to it electronotes® program dated as of June 1, 2006 (as may be amended or modified from time to time, the “Selling Agent Agreement”) with LaSalle Financial Services Inc. (“LaSalle”) and the other selling agents named in the Selling Agent Agreement;

WHEREAS, LaSalle has been acquired by Incapital; and

WHEREAS, Incapital desires to assume all of the rights, duties, obligations, and liabilities of LaSalle under the Selling Agent Agreement;

NOW THEREFORE, for and in consideration of the mutual promises and terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Assumption.  Incapital hereby assumes, as of the date hereof, all of the rights, duties, obligations, and liabilities of LaSalle under the Selling Agent Agreement.  Incapital shall be deemed to be a party to the Selling Agent Agreement as if it were named therein in each place where LaSalle was heretofore named.

2.           Further Assurances.  Each party hereto agrees to promptly and duly execute and deliver additional documents, instruments, agreements, notices, and consents and to take such actions as are reasonably necessary or required in the reasonable judgment of either party to carry out the provisions of this Agreement.

3.           Successors and Assigns.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

4.           Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

5.           Amendment.  No amendment or modification of this Agreement shall be valid unless the same is in writing and is executed by each of the parties hereto.

6.           Notices.  All statements, requests, notices,  advices, and other communications under the Selling Agent Agreement if to Incapital shall be sufficient in all respects if mailed, delivered, or sent by facsimile transmission (confirmed in writing)

to Incapital at the address or facsimile number set forth below its signature and if to TVA shall be sufficient in all respects if mailed, delivered, or sent by facsimile transmission (confirmed in writing) to TVA at 400 West Summit Hill Drive, Knoxville, Tennessee 37902, Attention:  Senior Vice President and Treasurer, facsimile number (865) 632-6673.  All such notices shall be effective upon receipt.  Notwithstanding the foregoing, TVA may furnish copies of proposed amendments or supplements to electronotes® offering circulars as required by Section III(b) of the Selling Agent Agreement by sending such amendments or supplements to Incapital at the e-mail address set forth below its signature.

7.           Governing Law.  This Agreement shall be in all respects governed by and construed in accordance with the substantive laws of the State of Tennessee to the extent not inconsistent with federal law.

8.           Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.

INCAPITAL LLC

By:          /s/ John Radtke
                Name:     John Radtke
                Title:       Executive Director

[Please insert mailing address for notices]
Facsimile Number: 954-687-1002
E-Mail Address: john.radtke@incapital.com

TENNESSEE VALLEY AUTHORITY

By:          /s/ John M. Hoskins
Name:    John M. Hoskins
Title:     Senior Vice President and Treasurer